UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 5, 2018

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000 San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On September 5, 2018, RF Industries, Ltd. (the “Company”) held its Annual Meeting at the offices of TroyGould PC, 1801 Century Park East, 16th Floor, Los Angeles, CA 90501. At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on July 25, 2018. At the Annual Meeting, 8,626,039 shares, or approximately 93.3% of all outstanding shares of common stock, were present either in person or by proxy. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

•	Proposal 1: to elect Howard F. Hill and Joseph Benoit to the Company’s Board of Directors as Class II directors, for a three-year term expiring at the 2021 Annual Meeting;

•	Proposal 2: a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers;

•	Proposal 3: a proposal to ratify CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2018.

Voting Results

Proposal 1: Howard F. Hill and Joseph Benoit were elected as directors on the following vote:

•	Howard F. Hill was elected with 4,098,047 “FOR” votes and 537,725 “WITHHELD” votes;

•	Joseph Benoit was elected with 4,079,364 “FOR” votes and 556,408 “WITHHELD” votes.

In addition, there were 3,990,267 broker non-votes in connection with this proposal.

Proposal 2: This proposal was approved with 4,340,713 “FOR” votes, 273,382 “AGAINST” votes and 21,677 “ABSTAIN” votes. There were 3,990,267 broker non-votes in connection with this proposal.

Proposal 3: This proposal was approved with 8,514,341 “FOR” votes, 13,943 “AGAINST” votes and 97,755 “ABSTAIN” votes. There were no broker non-votes in connection with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 7, 2018	By:	/s/ Robert Dawson
Robert Dawson
President and Chief Executive Officer